Exhibit 99.1

NEWS RELEASE

7007 Pinemont Drive

Houston, TX 77040 USA

Contact: Walter R. Wheeler

President and CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES REPORTS FISCAL YEAR 2015 RESULTS

Houston, Texas – November 18, 2015 – Geospace Technologies Corporation (NASDAQ Global: GEOS) today announced a net loss of $32.6 million, or $2.51 per diluted share, on revenue of $84.9 million for its fiscal year ended September 30, 2015. This compares with net income of $36.9 million, or $2.81 per diluted share, on revenue of $236.9 million for the prior year.

For the fourth quarter ended September 30, 2015, the company recorded revenue of $16.0 million and a net loss of $13.5 million, or $1.03 per diluted share. For the comparable period last year, the company recorded revenue of $26.3 million and a net loss of $1.8 million, or $0.14 per diluted share.

Walter R. (“Rick”) Wheeler, Geospace Technologies’ President and CEO said, “Our 2015 fiscal year has represented perhaps the most challenging year in our company’s history. As market conditions continually worsened throughout the year, our fourth quarter experienced accelerated weakness in demand for our seismic products. Compared to fiscal year 2014, fourth quarter revenue fell by 39%, and our full fiscal year revenue declined 64% from last year. Net losses sustained in all four quarters were largely driven by our high fixed manufacturing overhead costs which were left unabsorbed by lower factory activity, along with depreciation expenses on our under-utilized GSX rental equipment. Contributing to the fiscal year loss was a $1.8 million write-off of goodwill in our fourth quarter, which was determined to be impaired in light of current market conditions in our seismic business segment. Also contributing to the loss was a $1.3 million increase in our bad debt expense. Excluding these charges, operating expenses for fiscal year 2015 were reduced by 11% from fiscal year 2014 levels.”

“Traditional seismic exploration products generated revenue of $6.5 million in the fourth quarter, down 26% from the same period a year ago. For the full fiscal year, revenue totaled $30.1 million, a decrease of 42% compared to fiscal year 2014. A large majority of these products constitute consumable items that become used up and worn out as a function of our customer’s seismic operations. As such, the comparative revenue reductions in these periods are a testament to the slow seismic exploration activity currently taking place in the wake of lower oil prices and the subsequent reduced exploration spending by oil companies. This is further exacerbated by the fact that our customers can draw from their existing stocks of unutilized equipment which reduces their need for new equipment.”

“Demand for our wireless seismic equipment has also been impacted by these same market conditions. Wireless product revenue in our fourth quarter was $1.3 million compared to $8.3 million in last year’s fourth quarter. For fiscal year 2015, wireless product revenue totaled $25.1 million, a 68% reduction compared to revenue of $78.6 million last year. Fiscal year 2015 sales of our GSX wireless land system totaled just under 7,000 channels, most of which were sold from our rental fleet. However, as the year unfolded, we saw continued demand for rental of our OBX ocean bottom nodal marine systems. As previously announced, we recently executed an agreement to rent a system comprised of 5,000 OBX stations, which is scheduled for delivery in our second fiscal quarter ending March 31, 2016. This is a very positive note in an otherwise retracting seismic exploration market. The technical merits of our OBX system have seen increasing recognition and acceptance worldwide, and its operational benefits are being continually proven.”

“Revenue from our reservoir seismic products totaled $0.9 million in the fourth quarter. This compares to revenue of $3.6 million in the fourth quarter of the previous year. For the fiscal year 2015, our reservoir seismic products generated revenue of only $5.4 million compared with $84.3 million last year. This represents a year-over-year decline of 94% and is largely the result of having no contracts in fiscal year 2015 for permanent reservoir monitoring (PRM) systems. In fiscal year 2014, PRM contracts with Statoil, BP and Makamin Petroleum Services contributed revenue of $71.5 million. While discussions and real opportunities exist for PRM system contracts in fiscal year 2016, we are cautious in today’s market that they will materialize without delays or postponements. However, because PRM systems facilitate increased recovery and enhanced production which maximizes the value of existing assets and infrastructure, we believe they represent sensible investments even in today’s market of lower oil prices.”

“Although our seismic business segment struggled throughout fiscal year 2015, our non-seismic businesses posted fourth quarter revenue of $7.2 million compared with $5.5 million for the same period last year, an increase of 31%. For the full fiscal year, non-seismic revenue grew to $23.8 million in 2015, up from $21.4 million in 2014 yielding a year-over-year revenue increase of 11%. For the first time, our industrial products now represent a majority of our product revenue in this segment and we’re very pleased to see these products gain acceptance and penetration in their respective markets.”

“As we look back over fiscal year 2015, we saw crude oil prices continue to fall to six-year lows. This price drop had a significant impact on the seismic exploration industry as oil companies have minimized or eliminated spending on exploration projects. We believe that this reduced level of spending on seismic exploration will likely continue through 2016, and we do not anticipate any improvement in demand for our seismic exploration products in the foreseeable future. However, we also believe that low crude oil prices and, more particularly, continued curtailment of seismic exploration activities are not sustainable for an indefinite period of time. Furthermore, we believe that seismic technologies will continue to be an important tool used by the oil and gas industry to find and exploit oil and gas reservoirs long into the future. In the meantime, we intend to continue our focus on conservative financial management and minimal capital expenditures while continuing the research and development that will both maintain and extend our leadership position in the science and technology required for the seismic industry. We believe this strategy combined with our strong balance sheet provides us the means to weather the current market conditions.”

In a separate matter, the company is pleased to announce that Mr. E. R. (“Bud”) Giesinger has joined its board of directors as an independent director. Mr. Giesinger recently retired from KPMG LLP where he served a distinguished 35-year career, and most recently held the position as the firm’s Houston office Managing Partner. The company is also pleased to announce that Walter R. (“Rick”) Wheeler, the company’s President and Chief Executive Officer, has joined the board of directors as a non-independent director.

Conference Call Information

Geospace Technologies will host a conference call to review its review its fiscal year 2015 full year financial results on November 19, 2015, at 10:00 a.m. Eastern Time (9 a.m. Central). Participants can access the call at (877) 888-4294 (US) or (785) 424-1877 (International). Please reference the conference ID: GEOSQ415 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor tab of our website at www.geospace.com.

About Geospace Technologies

Geospace Technologies Corporation designs and manufactures instruments and equipment used by the oil and gas industry to acquire seismic data in order to locate, characterize and monitor hydrocarbon producing reservoirs. The company also designs and manufactures non-seismic products, including industrial products, offshore cables, thermal printing equipment and film.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included herein including statements regarding potential future products and markets, our potential future revenue, future financial position, business strategy, future expectations and estimates and other plans and objectives for future operations, are forward-looking statements. We believe our forward-looking statements are reasonable. However, they are based on certain assumptions about our industry and our business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from our expectations include the level of seismic exploration worldwide, which is influenced primarily by prevailing prices for oil and gas, the extent to which our new products are accepted in the market, the availability of competitive products that may be more technologically advanced or otherwise preferable to our products, tensions in the Middle East and other factors disclosed under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission. Further, all written and verbal forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise.

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Year Ended September 30,
	2015	2014	2015	2014
	(unaudited)	(unaudited)
Revenue:
Products	$14,928	$19,414	$73,691	$209,581
Rental equipment	1,080	6,871	11,176	27,331

Total revenue	16,008	26,285	84,867	236,912

Cost of revenue:
Products	20,750	14,956	79,998	125,497
Rental equipment	4,547	5,240	16,069	14,956

Total cost of revenue	25,297	20,196	96,067	140,453

Gross profit (loss)	(9,289)	6,089	(11,200)	96,459

Operating expenses:
Selling, general and administrative	5,380	5,799	22,671	25,291
Research and development	4,138	3,397	14,694	16,536
Goodwill impairment	1,843	—	1,843	—
Bad debt expense	1,017	175	2,147	833

Total operating expenses	12,378	9,371	41,355	42,660

Income (loss) from operations	(21,667)	(3,282)	(52,555)	53,799

Other income (expense):
Interest expense	26	(93)	(229)	(471)
Interest income	115	55	427	123
Foreign exchange gains	1,001	50	2,622	182
Other, net	38	(2)	(99)	(90)

Total other income (expense), net	1,180	10	2,721	(256)

Income (loss) before income taxes	(20,487)	(3,272)	(49,834)	53,543
Income tax expense (benefit)	(7,037)	(1,439)	(17,193)	16,632

Net income (loss)	$(13,450)	$(1,833)	$(32,641)	$36,911

Basic earnings (loss) per share	$(1.03)	$(0.14)	$(2.51)	$2.82

Diluted earnings (loss) per share	$(1.03)	$(0.14)	$(2.51)	$2.81

Weighted average shares outstanding - Basic	13,004,574	12,954,373	12,996,958	12,950,958

Weighted average shares outstanding - Diluted	13,004,574	12,954,373	12,996,958	12,997,009

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2015	September 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$22,314	$33,357
Short-term investments	18,112	19,861
Trade accounts receivable, net of allowance of $2,516 and $1,125	12,693	24,602
Current portion of notes receivable	2,004	3,786
Income tax receivable	17,369	2,570
Inventories, net	124,800	145,890
Deferred income tax assets	6,422	7,244
Prepaid expenses and other current assets	1,295	6,698

Total current assets	205,009	244,008

Rental equipment, net	46,036	53,873
Property, plant and equipment, net	48,709	49,205
Goodwill	—	1,843
Non-current deferred income tax assets	1,586	75
Non-current notes receivable	1,516	28
Prepaid income taxes	4,095	5,848
Other assets	95	106

Total assets	$307,046	$354,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$4,077	$4,964
Accrued expenses and other current liabilities	9,679	14,590
Deferred revenue	165	3,752
Deferred income tax liabilities	10	23
Income tax payable	3	22

Total current liabilities	13,934	23,351
Non-current deferred income tax liabilities	3,488	2,377

Total liabilities	17,422	25,728

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 13,147,916 and 13,147,416 shares issued and outstanding	131	131
Additional paid-in capital	74,160	70,704
Retained earnings	228,278	260,919
Accumulated other comprehensive loss	(12,945)	(2,496)

Total stockholders’ equity	289,624	329,258

Total liabilities and stockholders’ equity	$307,046	$354,986

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(32,641)	$36,911
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income tax expense (benefit)	(943)	818
Depreciation and amortization	19,547	17,774
Goodwill impairment	1,843	—
Accretion of discounts on short-term-investments	225	49
Stock-based compensation expense	4,539	4,119
Bad debt expense	2,147	833
Inventory obsolescence expense	3,887	2,617
Gross profit from the sale of used rental equipment	(3,208)	(9,031)
Loss (gain) on disposal of property, plant and equipment	26	(64)
Realized loss on short-term investments	7	—
Excess tax expense from stock-based compensation	(1,083)	—
Effects of changes in operating assets and liabilities:
Trade accounts and notes receivable	7,088	25,605
Income tax receivable	(14,799)	(2,639)
Inventories	9,661	(10,452)
Costs and estimated earnings in excess of billings	—	12,400
Prepaid expenses and other current assets	997	998
Prepaid income taxes	1,753	353
Accounts payable	(834)	(11,756)
Accrued expenses and other	(6,004)	(3,435)
Deferred revenue	(3,567)	2,685
Income taxes payable	(10)	(135)

Net cash provided by (used in) operating activities	(11,369)	67,650

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,189)	(6,792)
Proceeds from the sale of property, plant and equipment	—	27
Investment in rental equipment	(3,973)	(26,719)
Proceeds from sale of used rental equipment	4,278	16,390
Purchases of short-term investments	(6,306)	(21,610)
Proceeds from the sale of short-term investments	7,902	2,000

Net cash used in investing activities	(288)	(36,704)

Cash flows from financing activities:
Net payments under line of credit	—	(931)
Excess tax benefits from stock-based compensation	—	178
Proceeds from exercise of stock options and other	—	424

Net cash used in financing activities	—	(329)

Effect of exchange rate changes on cash	614	14

Increase (decrease) in cash and cash equivalents	(11,043)	30,631
Cash and cash equivalents, beginning of period	33,357	2,726

Cash and cash equivalents, end of period	$22,314	$33,357

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUMMARY OF SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2015	2014	2015	2014
Seismic segment revenue:
Traditional exploration products	$6,470	$8,729	$30,083	$52,001
Wireless exploration products	1,274	8,303	25,070	78,636
Reservoir products	909	3,607	5,412	84,309

	8,653	20,639	60,565	214,946
Non-Seismic segment revenue	7,210	5,504	23,758	21,420
Corporate revenue	145	142	554	546

Total Revenue	$16,008	$26,285	$84,867	$236,912

	Three Months Ended September 30,		Year Ended September 30,
	2015	2014	2015	2014
Operating income (loss):
Seismic segment	$(19,350)	$(1,006)	$(42,732)	$65,159
Non-Seismic segment	700	919	3,031	2,733
Corporate	(3,017)	(3,195)	(12,854)	(14,093)

Total operating income (loss)	$(21,667)	$(3,282)	$(52,555)	$53,799